Exhibit 1.1
Riskified Ltd.
Class A Ordinary Shares
Underwriting Agreement
                                                                                                                                            [●], 2021
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Ladies and Gentlemen:
Riskified Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] Class A ordinary shares, no par value per share, of the Company and, at the election of the Underwriters, up to [●] additional Class A ordinary shares, no par value per share, of the Company and Assaf Feldman (the “Selling Shareholder”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] Class A ordinary shares, no par value per share. The aggregate of [●] Class A ordinary shares to be sold by the Company and the Selling Shareholder is herein called the “Firm Shares” and the aggregate of [●] additional Class A ordinary shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
1.(a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)A registration statement on Form F-1 (File No. 333-257603) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to

Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);
(iii)For the purposes of this Agreement, the “Applicable Time” is [●] [a.m.][p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(iv)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(v)The Company and its subsidiaries, taken as a whole, have not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the grant, vesting, exercise or settlement, if any, of share options or restricted share units, or the award, if any, of share options, restricted share units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the conversion of the Company’s Series A, B, C, D, E and E-1 convertible preferred shares into Company’s ordinary shares, (iii) the elimination of the par value of the Company’s ordinary shares, (iv) the renaming of the Company’s ordinary shares to Class A ordinary shares, (v) a two-for-one reverse split of Class A ordinary shares, (vi) the issuance of Company’s Class B ordinary shares to holders of Class A ordinary shares on a two-for-one ratio, or (vii) the increase in the Company’s authorized share capital, in each case of sub-clauses (ii) through (vii), as described in the Registration Statement, the Pricing Prospectus and the Prospectus (collectively, the “Recapitalization”)) or long-term debt of the Company or any of its subsidiaries, or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(vi)The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting rights or remedies of creditors generally, (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable laws and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(vii)Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement. The Company is not currently designated as a “breaching company” (within the meaning of the Israeli Companies Law 5759-1999 (the “Companies Law”)) by the Registrar of the Companies of the State of Israel and there is no basis for such designation. No proceedings have been instituted in the State of Israel for the dissolution of the Company;
(viii)The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued and outstanding shares of the Company, including the Shares to be sold by the Selling Shareholder, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with the Companies Law and the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”), and conform in all material respects to the description of the Class A ordinary shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
(ix)Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the share capital of the Company. The description of the Company’s stock option and other stock plans or arrangements (each, a “Company Share Plan”) set forth in the Pricing Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans or arrangements in all material respects. Each grant of an award under the Company’s share incentive plans (collectively, the “Awards”) (A) was duly authorized no later than the date on which the grant of such Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Company, (B) purported to be issued under the “capital gains track” of Section 102 of the Israel Income Tax Ordinance (New Version), 5721-1961, and the rules and regulations promulgated thereunder, so qualifies, and (C) was made in accordance with the terms of the applicable Company Share Plan and all applicable laws and regulatory rules or requirements, including all applicable federal and Israeli securities laws;
(x)The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class A ordinary shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights except as have been validly waived or complied with;
(xi)The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation, articles of association or bylaws (or other applicable organizational documents) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (A) or (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(xii)Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation, articles of association or bylaws (or other applicable organizational documents), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;
(xiii)The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital and Articles of Association”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Taxation and Government Programs” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws of the relevant jurisdictions (other than laws, rules and regulations relating to selling restrictions in various foreign jurisdictions) and documents referred to therein, constitute accurate summaries of the matters described therein in all material respects;

(xiv)Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such Actions are threatened or contemplated by governmental authorities or others;
(xv)The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;
(xvi)At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
(xvii)Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
(xviii)The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;
(xix)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been reasonably designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is reasonably designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);
(xx)Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;
(xxi)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been reasonably designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xxii)This Agreement has been duly authorized, executed and delivered by the Company;
(xxiii)Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, Sections 291 and 291A Israeli Penal Law 5737-1977, and the rules and regulations promulgated thereunder, or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or, to their knowledge, indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xxiv)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israel Prohibition on Money Laundering Law, 5760-2000, the Israel Prohibition on Money Laundering Order, 5761-2001, the Israel Prohibition on Terrorist Financing Law, 5765-2005, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxv)Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of applicable economic or financial sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a

“specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, or the United Nations Security Council or a resident or incorporated or engaged in a business in an “Enemy State” pursuant to the Israeli Trade with the Enemy Ordinance, 1939 (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of comprehensive country-wide or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, Syria, North Korea, or the Crimea region of Ukraine) (a “Sanctioned Jurisdiction”), and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of comprehensive Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction, in violation of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions;
(xxvi)The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxvii)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) (together, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted; (ii) do not, through the conduct of their respective businesses, infringe, misappropriate or otherwise violate, and have not infringed, misappropriated or otherwise violated, any Intellectual Property rights of others; and (iii) have not received any written notice of any claim alleging infringement, misappropriation or other violation of any Intellectual Property rights of others;
(xxviii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries own or have a valid right to access and use of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) the Company and its subsidiaries’ IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted; The Company and its subsidiaries have adopted and maintained commercially reasonable controls, policies, procedures, and safeguards, consistent with applicable law, that are intended to maintain and protect their material confidential information and trade secrets and the integrity, continuous operation, redundancy and security of their IT Systems and data (including personal or personally identifiable data (such data, “Personal Data”)) used, gathered or accessed in connection with their businesses, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations by any governmental authority relating to the same. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes (including, but not limited to, the Israeli Privacy Protection Regulations, Information Security, 2017) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse. The Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent in all material respects with applicable law;
(xxix)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxx)Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that the Company believes are reliable and accurate in all material respects;
(xxxi)There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;
(xxxii)The Company has not, and, to its knowledge, no one acting on its behalf has, other than as contemplated in this Agreement, taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(xxxiii) The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel;
(xxxiv) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
(xxxv)The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are, in the reasonable judgement of the Company, prudent and customary in the businesses in which they are engaged and as required by law;
(xxxvi)From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);
(xxxvii)Each of the Company and its subsidiaries has filed all Israeli federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, have paid all such taxes due (except where the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company which would reasonably be expected to have a Material Adverse Effect;
(xxxviii)The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel. The Company has the power to submit, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;
(xxxix)The Company has not received any funding, grants or subsidies from or on behalf of or under the authority of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, the Authority for Investment and Development of Industry and the Economy of the State of Israel, or any other governmental or regulatory agency or authority or any bi- or multi-national grant program, framework or foundation;
(xl)Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 20 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law; Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel. The irrevocable and unconditional waiver and agreement of the Company contained in Section 20 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the State of Israel;
(xli)Assuming that (A) the Underwriters are not otherwise subject to taxation in the State of Israel due to Israeli tax residence or the existence of a permanent establishment in Israel or any presence, including but not limited to any branch, registered company or representative office, or due to any former connection between the Underwriters and Israel, and (B) the Underwriters’ services under this Agreement will be performed entirely outside of Israel, none of (i) the issuance, sale and delivery of the Shares by the Company; (ii) the initial sale and delivery by the Underwriters of the Shares to purchasers thereof; or (iii) the execution and delivery of, and the consummation of the transactions contemplated by this Agreement or any other document to be furnished hereunder will be subject to any tax (including interest and penalties) imposed on any Underwriter by the State of Israel or any taxing authority or other political subdivision thereof, whether imposed directly or through withholding;
(xlii)The Company is in compliance with all conditions and requirements stipulated by the instruments of approval and tax rulings (the “Ruling”) granted to it with respect to any “Approved Enterprise,” “Benefited Enterprise,” or “Industrial Company” status of the Company or any of its facilities as well as with respect to any other tax benefits claimed or received by any of them, including any “Preferred Enterprise,” “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise” status or benefits (collectively, “Tax Incentive Program”) and by Israeli laws and regulations relating to any Tax Incentive Program; (ii) all information supplied by the Company with respect to applications or notifications relating to any Tax Incentive Program (including in connection with any Ruling) was true, correct and complete when supplied to the appropriate authorities; and (iii) the Company has not received any notice of any proceeding or investigation relating to revocation or modification or denial of any current or past Tax Incentive Program granted with respect to the Company or any of its facilities or any such status or benefits, in each case, except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, have a Material Adverse Effect;
(xliii)All obligations of the Company to provide statutory severance pay to all its currently engaged employees in Israel (“Israeli Employees”) are, with such exceptions as are not material, in accordance with Section 14 of the Israeli Severance Pay Law (5723-1963) (the “Severance Pay Law”) and are fully funded or are accrued on the Company’s financial statements, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law, from the date of commencement of their employment with the Company, and the Company has been, with such exceptions as are not material, in full compliance with the technical and substantive requirements for a Section 14 Arrangement with respect to severance pay with respect to 100% of such salary for which severance pay is due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or (B) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Israeli governmental authority as required by applicable Israeli tax law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment;
(xliv) All payments to be made by or on behalf of the Company under this Agreement and, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the Shares may, under the current laws and regulations of Israel, be paid in United States dollars that may be converted into another currency and freely transferred out of Israel;
(xlv)Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the conditions, qualifications and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(xlvi)The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;
(xlvii)The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future; and
(xlviii)There are no debt securities or preferred shares issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(b)The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement (as defined below), and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA; and the Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of

Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;
(i)The sale of the Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder, except for such violations that individually or in the aggregate would not have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(ii)The Selling Shareholder has, and immediately prior to the Time of Delivery (as defined in Section 4(a) hereof) the Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iii)On or prior to the date of the Pricing Prospectus, the Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.
(iv)The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(v)To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder pursuant to Item 7 of Form F–1 expressly for use therein (with respect to the Selling Shareholder, the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood and agreed that the written information furnished by the Selling Shareholder consists only of (i) the legal name, address and the number of shares owned by the Selling Shareholder, (ii) the other information (excluding percentages) with respect to the Selling Shareholder which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholder” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and (iii) if applicable, the information with respect to the Selling Shareholder Information which appears under the caption “Management” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus;
(vi)The Selling Shareholder will deliver to the Representatives prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W‑9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) establishing an exemption from United States backup withholding taxes;
(vii)Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by the Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Representatives (the “Custody Agreement”), duly executed and delivered by the Selling Shareholder to [●], as custodian (the “Custodian”), and the Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to the Representatives (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as the Selling Shareholder’s attorneys‑in‑fact (the “Attorneys‑in‑Fact”) with authority to execute and deliver this Agreement on behalf of the Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Shareholder hereunder and otherwise to act on behalf of the Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
(viii)The Shares held in custody for the Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by the Selling Shareholder for such custody, and the appointment by the Selling Shareholder of the Attorneys‑in‑Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if the Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by the Selling Shareholder hereunder, certificates representing the Shares to be sold by the Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys‑in‑Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys‑in‑Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;
(ix)The Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of comprehensive Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and
(x)The Selling Shareholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.
2.Subject to the terms and conditions herein set forth, (a) the Company and the Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares; provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional

Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
3.Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
4.(a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholder shall be delivered by or on behalf of the Company and the Selling Shareholder to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholder will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2021 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Latham & Watkins LLP, 1271 Avenue of Americas, New York, New York 10020, and the Shares will be delivered at the Designated Office, all at such Time of Delivery; provided, however, that unless physical delivery is requested by the Representatives, such documents may be delivered electronically.
5.The Company agrees with each of the Underwriters:
(a)To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the

Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to use commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);
(c)Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close;
(d)To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and

Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);
(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Class A ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A ordinary shares or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Class A ordinary shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) and that are described in the Pricing Prospectus and the Prospectus), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) the transactions contemplated as part of the Recapitalization, (C) the issuance by the Company of Class A or Class B ordinary shares upon the exercise (including net exercise) of an option or warrant, in each case, that is outstanding on the date of this Agreement and described in the Pricing Prospectus, (D) the grant by the Company of any options, warrants or awards to purchase or the issuance by the Company or Class A ordinary shares or any securities (including, without limitation options, restricted stock, restricted stock units) convertible into or exercisable for, Class A ordinary shares pursuant to the Company’s equity compensation plans disclosed in the Pricing Prospectus and the Prospectus, (E) any Class A ordinary shares or any security convertible into or exercisable for Class A ordinary shares issued by the Company in connection with the acquisition by the Company or any of its subsidiaries of not less than a majority or controlling portion of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, (F) any Class A ordinary shares or any security convertible into or exercisable for Class A ordinary shares issued by the Company in connection with a transaction that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements and other strategic transactions such as any new issuance of warrants to the Company’s merchants) and (G) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus or the Prospectus, provided that in the case of clauses (E) and (F), the aggregate number of Class A ordinary shares that the Company may sell or issue or agree to sell or issue pursuant to clauses (E) or (F) shall not exceed 5% of the total number of Class A ordinary shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and in the case of clauses (C), (D), (E) and (F), each recipient of such securities shall execute a lock-up letter on substantially the same terms as the lock-up letter described in Section 8(k) hereof for the remainder of the Lock-Up

Period. The Company also agrees not to accelerate the vesting of any options or warrant prior to the expiration of the Lock-Up Period, other than if such holder of securities executes a lock-up letter on substantially the same terms as the lock-up letter described in Section 8(k) hereof for the remainder of the Lock-Up Period;
(f)If Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;
(g)To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) (which may be through the filing on an Annual Report on Form 20-F on EDGAR);
(h)During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR;
(i)To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(j)To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);
(k)To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;
(l)If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
(m)Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the

License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;
(n)To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a foreign private issuer at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery;
(o) All payments (including payments in kind, such as issuance, sale and delivery of Shares by the Company to the Underwriters and the initial sale and delivery of Shares by the Underwriters to purchasers thereof) made or deemed to be made by or on behalf of the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon. If any VAT is or becomes chargeable in respect of any such payment or deemed payment, the Company shall pay in addition the amount of such VAT;
(p)The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement; and
(q)All payments made or deemed to be made by the Company to the Underwriters, if any, under this Agreement shall be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein or of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or governmental charges. In such event, the Company will pay such additional amounts which will result, after such withholding or deduction, in the receipt by each Underwriter, of the amounts that would otherwise have been received had such deduction or withholding not been required. Notwithstanding anything to the contrary herein, in no event shall the Company be liable to pay (or pay additional amounts with respect to) any taxes, duties, assessments, governmental charges, withholding or deduction imposed on an Underwriter by the State of Israel or any other relevant jurisdiction or any political subdivision or taxing authority thereof or therein as set forth above as a result of the Underwriter being (currently or in the past) a tax resident of, or having a permanent establishment in, the jurisdiction imposing the tax or as a result of any present or former connection (other than the entering into this Agreement and any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such tax, withholding or deductions or, to the extent resulting from the Underwriter’s services under this Agreement having been performed by the Underwriter inside the State of Israel. If requested by the Company, the Underwriters shall reasonably cooperate with the Company, by providing reasonably required information for the Company to obtain an exemption certificate from withholding or deduction in connection with the payments under this Agreement.
6.(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Shareholder represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;
(b)The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
(c)The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission, provided, however, that the obligations under this Section 6(c) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information (as defined below);
(d)The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;
(e)The Company acknowledges, understands and agrees that the Shares may be offered and sold in Israel only by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it and (B) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”);

(f)Each Underwriter acknowledges, agrees and undertakes that the Shares may be sold in Israel by the Underwriters only to Israeli Accredited Investors;
(g)Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act and (ii) it will not distribute, or authorize any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior authorization of the Company.
7.The Company and the Selling Shareholder covenant and agree, severally and not jointly, with one another and with the several Underwriters that:
(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7;
(b)It is understood, however, that the amount payable by the Company pursuant to subsections 7(a)(iii) and 7(a)(v) for the fees and disbursements of counsel for the Underwriters shall not exceed $30,000 in the aggregate. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
a.The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
b.Latham & Watkins LLP, U.S. counsel for the Company, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;
c.Meitar Law Offices, Israeli counsel for the Company, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;
d.Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
e.Goldfarb Seligman & Co., Israeli counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
f.The counsel for the Selling Shareholder, as indicated in Schedule II hereto, shall have furnished to the Representatives its written opinion with respect to the Selling Shareholder dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives;
g.On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;
h.(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than as a result of (A) the grant, vesting, exercise or settlement, if any, of share options (including any “net” or “cashless” exercises or settlements) or the award, if any, of share options, restricted shares or other equity incentives in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus or (B) the Recapitalization) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
i.On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market Inc.; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or Israeli authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the State of Israel; (iv) the outbreak or escalation of hostilities involving the United States or the State of Israel or the declaration by the United States or the State of Israel of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the State of Israel or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
j.The Shares to be sold at such Time of Delivery shall have been duly listed [, subject to notice of issuance, on the Exchange] [for quotation on the Exchange];
k.The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director and the holders of substantially all of the Company’s Class A ordinary shares or securities convertible or exchangeable for Class A ordinary shares, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Representatives;
l.The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
m.The Company and the Selling Shareholder shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and of the Selling Shareholder, respectively, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Shareholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as the Representatives may reasonably request; and
n.On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to the Representatives or caused to be furnished to the Representatives a certificate of the Chief Financial Officer of the Company, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, with respect to certain data contained in the Registration Statement, the Pricing Prospectus and the Prospectus, providing “management comfort” with respect to such information.
9.(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.
(b)The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with its Selling Shareholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.
(c)Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting”, and the information contained in the eleventh paragraph under the caption “Underwriting”.
(d)Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Selling Shareholder shall not be required to contribute an amount in excess of the amounts by which the proceeds of the Selling Shareholder (the “Selling Shareholder Proceeds”) exceeds the amount of any damages that the Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Selling Shareholder’s obligations in this subsection (e) to contribute are several in proportion to the Selling Shareholder Proceeds and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph and the indemnity contained in Section 9(b) shall be limited in the aggregate to an amount equal to the Selling Shareholder Proceeds.
(f)The obligations of the Company and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.
10.(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, the Company or the Selling Shareholder, or any officer or director or controlling person of the Company or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Shares.
12.If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholder as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company and the Selling Shareholder pro rata (based on the number of Shares to be sold by the Company and the Selling Shareholder hereunder) will reimburse the Underwriters through the Representatives for all out‑of‑pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with the Selling Shareholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statements, request, notice or agreement on behalf of the Selling Shareholder made or given by the Attorney-in-Fact for the Selling Shareholder.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue New York, NY 10010-3629 (fax: (212) 325-4296); Attention: IB CM&A Legal; if to the Selling Shareholder represented by [●], shall be delivered or sent by mail, telex or facsimile transmission to the Attorney-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: General Counsel with a copy, which shall not constitute notice, to [●], [●]; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Legal; and if to any shareholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company or the Selling Shareholder by the Representatives upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue New York, NY 10010-3629 (fax: (212) 325-4296); Attention: IB CM&A Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
14.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.The Company and the Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Shareholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.
17.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.
18.This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The Company and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts.
19.The Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the State of Israel, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law;
21.The Company agrees to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid;
22.The Company and each of the Underwriters hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Underwriters waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each of the Underwriters agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or such Underwriter, as applicable, and may be enforced in any court to the jurisdiction of which Company or such Underwriter, as applicable, is subject by a suit upon such judgment. The Company irrevocably appoints Riskified, Inc., located at 220 5th Avenue, 2nd Floor, New York, NY 10001, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect;
23.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
24.Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state or Israeli income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
25.Recognition of the U.S. Special Resolution Regimes.
(b)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(c)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(d)As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature page follows]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Selling Shareholder. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.
[Signature Page to Underwriting Agreement]

Very truly yours,

Riskified Ltd.

By:
Name:
Title:

Selling Shareholder:

By:
Name:
Title:
As Attorney-in-Fact acting on behalf the Selling Shareholder named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

On behalf of each of the Underwriters
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[__]	[__]
J.P. Morgan Securities LLC	[__]	[__]
Credit Suisse Securities (USA) LLC	[__]	[__]
Barclays Capital Inc.	[__]	[__]
KeyBank Capital Markets Inc.	[__]	[__]
Piper Sandler & Co.	[__]	[__]
Truist Securities, Inc.	[__]	[__]
William Blair & Company L.L.C.	[__]	[__]
Total	[__]	[__]

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Underwriter
The Company	[__]	[__]
Assaf Feldman(*)
Total	[__]
* The Selling Shareholder is represented by Latham & Watkins LLP and has appointed [●] as the Attorney-in-Fact for the Selling Shareholder.

SCHEDULE III
(a)Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
Electronic roadshow dated [●], 2021
(b)Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
Initial public offering price per Class A ordinary share: $[●]
Number of Firm Shares purchased by the Underwriters: [●]
Number of Optional Shares: [●]
(c)Written Testing-the-Waters Communications:
The investor presentation provided to the Commission on [●], 2021

SCHEDULE IV

Name of Shareholder	Address
[●]	[●]

ANNEX I
Form of Press Release
Riskified Ltd. [Date]
Riskified Ltd. (the “Company”) announced today that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, the lock-up release agents and lead book running managers in the Company’s recent public sale of [●] Class A ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to [●] Class A ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II
Riskified Ltd.
Lock-Up Agreement
[l ], 2021
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
    Re: Riskified Ltd. — Lock-Up Agreement
Ladies and Gentlemen:
    The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Riskified Ltd., a company organized under the laws of the State of Israel (the “Company”), providing for a public offering (the “Public Offering”) of the Class A ordinary shares, no par value per share (the “Ordinary Shares”), of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (such period as modified by paragraphs 7 and 8 below, as may be applicable to the undersigned, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Ordinary Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Ordinary Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Ordinary Shares the undersigned may purchase in the Public Offering.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
    Notwithstanding the foregoing, the undersigned may:
(a)transfer the undersigned’s Ordinary Shares:
(i)as a bona fide gift or gifts,
(ii)to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the undersigned’s immediate family, or if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust,
(iii)upon death or by will, testamentary document or intestate succession,

(iv)in connection with a sale of the undersigned’s Ordinary Shares acquired (A) in the Public Offering if the undersigned is not a director or officer or (B) in open market transactions after the completion of the Public Offering,
(v)if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders,
(vi)to the Company in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options, warrants or other rights to purchase Ordinary Shares (for purposes of exercising such options, warrants or rights, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or other rights), in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Registration Statement, the preliminary prospectus (the “Pricing Prospectus”) or the Prospectus, provided that any Ordinary Shares received upon such vesting, settlement or exercise shall be subject to the terms of this Lock-Up Agreement,
(vii)to the Company in connection with (A) the repurchase of Ordinary Shares issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, limited only to a plan that is described in the Registration Statement, in the Pricing Prospectus and in the Prospectus or (B) a right of first refusal that the Company has with respect to transfers of such shares or securities,
(viii)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Ordinary Shares involving a Change of Control (as defined below) of the Company that is approved by the Board of Directors or the shareholders of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares shall remain subject to the provisions of this Lock-Up Agreement,
(ix)by operation of law pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement or any related court order,
(x)to the Underwriters pursuant to the Underwriting Agreement, or
(xi)with the prior written consent of the Representatives, on behalf of the Underwriters;
provided that (A) in the case of (i), (ii), (iii) and (v) above, such transfer shall not involve of a disposition for value, (B) in the case of (i), (ii), (iii), (v), and (ix) above, it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (C) in the case of (i), (ii), (iii), (iv), and (v) above, no filing under

Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Lock-Up Period, and (D) in the case of (vi), (vii) and (ix) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Ordinary Shares shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options, warrants or other rights to purchase Ordinary Shares, repurchase of Ordinary Shares, to the Company pursuant to a right of first refusal, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order, as the case may be;
(b)receive Ordinary Shares from the Company in connection with (i) the exercise of options or the vesting and settlement of restricted stock units or other rights granted under a stock incentive plan or other equity award plan, limited only to a plan that is described in the Registration Statement, in the Pricing Prospectus and in the Prospectus and (ii) the exercise of warrants, which warrants are described in the Registration Statement and in the Prospectus, provided that in each case, any Ordinary Shares issued upon exercise of such option, warrant or other rights or the vesting and settlement of restricted stock units shall continue to be subject to the restrictions set forth herein until the expiration of the Lock-Up Period; or
(c)enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of the undersigned’s Ordinary Shares, provided that the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period, and provided further that no public announcement, report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period with respect to such plan and the undersigned does not otherwise voluntarily effect any public announcement, report or filing regarding the establishment of such plan during the Lock-Up Period.
    For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, the Company’s shareholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of the Company (or the surviving entity). In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer its Ordinary Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Ordinary Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Ordinary Shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (a) above or the paragraphs below, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Ordinary Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.
    In addition, and notwithstanding the provisions of the second paragraph of this Lock-Up Agreement, if at any time beginning 90 days after the date of the Prospectus, (i) the Company has publicly furnished at least one quarterly earnings release on a Form 6-K or has filed at least one annual report on Form 20-F (a “Periodic Report”) , and (ii) the last reported closing price of the Ordinary Shares on the New York Stock Exchange is at least 33% greater than the initial public offering price per share as set forth on the cover of the Prospectus for 5 out of any 10 consecutive Trading Days ending on or after such 90 day period (any such 10 Trading Day period, the “Measurement Period”), including the last day of such Measurement Period, then, if the undersigned is not an Employee Stockholder, 20% of the undersigned’s Ordinary Shares that are subject to the 180-day restrictions set forth in this Lock-Up Agreement, which percentage shall be calculated based on the number of the undersigned’s Ordinary Shares (including any vested and exercisable Derivative Instruments) subject to such restrictions as of the last day of the Measurement Period, will be automatically released (the “Non-Employee Release”) from such restrictions immediately prior to the opening of trading on the New York Stock Exchange on the third full Trading Day following the date on which all of the above conditions are satisfied; provided, however that, if such date occurs during a Blackout Period, the Lock-Up Period will end upon the closing of the third full Trading Day immediately following the expiration of such Blackout Period (the “Non-Employee Early Lock-Up Expiration Date”) as long as the last reported closing price of the Ordinary Shares on the New York Stock Exchange is at least 33% greater than the initial public offering price per share as set forth on the cover of the Prospectus on the date of such Blackout Period expiration. The Company shall announce by a press release issued through a major news service or on a Form 6-K, any Non-Employee Early Lock-Up Expiration Date at least two full Trading Days prior to the opening of trading on the Non-Employee Early Lock-Up Expiration Date.
    In addition, and notwithstanding the provisions of the second paragraph of this Lock-Up Agreement, at the commencement of the second Trading Day after the Company announces its earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) by a press release issued through a major news service or on a Form 6-K for the first completed quarterly period (the “First Post-Offering Earnings Release”) following the most recent period for which financial statements are included in the Prospectus (the “First Post-IPO Quarter”), if the undersigned is an Employee Stockholder, 20% of the undersigned’s Ordinary Shares that are subject to the 180-day restrictions set forth in this Lock-Up Agreement, which percentage shall be calculated based on the number of the undersigned’s Ordinary Shares (including any vested and exercisable Derivative Instruments) subject to such restrictions as of the last day of the First Post-IPO Quarter, will be automatically released from such restrictions (the “Employee Early Lock-Up Expiration Date”). The Company shall announce by a press release issued through a major news service or on a Form 6-K, any Employee Early Lock-Up Expiration Date at least two full Trading Days prior to the opening of trading on the Employee Early Lock-Up Expiration Date.

    For purposes of this Lock-Up Agreement, (i) “Blackout Period” shall mean a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy, (which for the avoidance of doubt, and solely for purposes of this Lock-up Agreement, shall apply to Non-Employee Stockholders for purposes of the Non-Employee Release). For purposes of this Lock-Up Agreement, (ii) a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities, provided that any day that falls within a Blackout Period shall not be considered a Trading Day and (iii) an “Employee Stockholder” refers to an employee of the Company or its subsidiaries (including (a) a current contractor or consultant of the Company or its subsidiaries, (b) a former employee of the Company or its subsidiaries, or (c) a former contractor or consultant of the Company or its subsidiaries, but excluding in all such cases any director or “officer” of the Company (as defined in Rule 16a-1(f) under the Exchange Act).
If the Representative waives or terminates any of the restrictions with respect to shares of Class A ordinary shares or Derivative Instruments herein (any such release, a “Triggering Release,” and the party receiving such release, the “Triggering Release Party”), then a number of the Undersigned’s Shares and Derivative Instruments shall also be released from the restrictions set forth in this Lock-Up Agreement, such number of shares released being the total number of the Undersigned’s Shares and Derivative Instruments held on the date of such Triggering Release multiplied by a fraction, the numerator of which shall be the number of Class A ordinary shares and Derivative Instruments released pursuant to the Triggering Release, and the denominator of which shall be the total number of Class A ordinary shares and Derivative Instruments held by the Triggering Release Party on such date. The provisions of this paragraph will not apply if (i) (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (ii) in the case of any secondary underwritten public offering of Class A ordinary shares (including a secondary underwritten public offering with a primary component) (a “Follow-on Offering”), provided that the undersigned shall be offered the opportunity to participate on a pro rata basis in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (iii) the aggregate number of Class A ordinary shares of the Company affected by such releases or waivers (whether in one or multiple releases or waivers) is less than or equal to 1% of the total number of outstanding Class A ordinary shares and Class B ordinary shares of the Company. The Representative shall use commercially reasonable efforts to notify the Company, which shall then notify the undersigned, of any such release described in this paragraph within two business days before the effective date of any such release or waiver (provided that, in the absence of bad faith, the failure to provide such notices shall not give rise to any claim or liability against the Company, the Representative or the Underwriters).
    The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.
    The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up

Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
    This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her, or its obligations hereunder upon the earliest of (i) the date the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering or (iv) September 30, 2021, in the event that the Underwriting Agreement has not been executed by such date, provided, that the Company may, in its sole discretion, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.
    This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Signature page follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title
[Signature page to Lock-up Agreement]